Exhibit 99.1

Monthly/Quarterly Reporting Package

May 2021

Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Table of Contents

SECTION I – Monthly Reporting Schedules	04
Monthly Certificate Distribution Detail	05
Monthly Cash Source and Uses	06
Monthly Cash Distributions	07
Property Sales This Month	08
Retail Portfolio as of Determination Date	09 – 10
Distribution Center Portfolio as of Determination Date	11
Landlord and Tenant Option Properties as of Determination Date	12
Substitution Properties This Month	13
Monthly Leasing Activity: Distribution Centers	14
Monthly Leasing Activity: Retail Properties	15
Summary Select Financial Information	16
SECTION II – Provided Quarterly	17
Master Lease Guarantor Operating Performance	18
Master Lease Retail Tenant Operating Performance for Retail Portfolio as of Determination Date	N/A
Master Lease Subtenants as of Fiscal Quarter Ended [ ]	N/A
SECTION III	19
Management’s Comments	20
SECTION IV – Provided Quarterly – Penney Intermediate Holdings LLC Financial Statements	21
Independent Auditors’ Report	22
Consolidated Statement of Operations	23
Consolidated Balance Sheet	24
Consolidated Statement of Member’s Equity	25
Consolidated Statement of Cash Flows	26
Notes to the Consolidated Financial Statements	27-47
Narrative Report	48
Statement of Consolidated Adjusted EBITDA	49
SECTION V – Definitiions and Disclaimers	50
Definitions	51
Disclaimer	52

Trustee	Manager
GLAS Trust Company, LLC	Hilco JCP, LLC
3 Second Street, Suite 206	5 Revere Drive, Suite 410
Jersey City, NJ 07311	Northbrook, IL
Contact: Yana Kislenko	Contact: Larry Finger
Phone: 201-839-2183	Phone: 703-244-4588
Email: yana.kislenko@glas.agency	Email: lfinger@ctltrust.net

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Forward-Looking Statements & Non-GAAP Presentation

This distribution statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. The forward-looking statements are based on our beliefs as well as on a number of assumptions concerning future events. Readers of these materials are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements.

Certain of the financial measures presented in this distribution statement are non-GAAP financial measures, other metrics and other information. We believe that non-GAAP financial measures, other metrics and other information provide useful information to investors regarding our financial condition, result of operations and other matters. The non-GAAP financial measures, other metrics and information as presented in this distribution statement may be adjusted in management’s reasonable judgment as appropriate, taking into account a variety of circumstances, facts and conditions. These adjustments may be material and may or may not be specifically identified in footnotes or otherwise. Our measures, metrics and other information (and the methodologies used to derive them) may not be comparable to those used by other companies.

Please refer to Section III of this distribution statement, titled “Disclaimer”, for additional information.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
SECTION I
Monthly Reporting Schedules

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Monthly Certificate Distribution Detail

CUSIP	Aggregate Certificates Outstanding	Aggregate Net Sales Proceeds Distribution	Aggregate Net Rental Income Distribution	Aggregate Total Distribution
217519107	75,000,000	$-	$6,449,331.63	$6,449,331.63

Per Certificate
CUSIP	Aggregate Certificates Outstanding	Aggregate Net Sales Proceeds Distribution	Aggregate Net Rental Income Distribution	Aggregate Total Distribution
217519107	75,000,000	$-	$0.085991	$0.085991

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Monthly Cash Sources and Uses

Sources of Cash from Operations		Uses of Cash from Operations

Distribution Center Master Lease Rent	$2,948,333.34	Accounting and Financial Reporting	$221,721.33
Retail Master Lease Rent	5,051,141.04	Investor Relations	20,143.20
Total Rent	$7,999,474.38	Legal	164,843.75
		Insurance	83,818.00
		Management Fees -Operations and Other Professional Fees	755,410.00
		BOV's and Other	6,800.00
Sales & Use Tax Recovery	$94,147.01	Total Operating Expenses	$1,252,736.28
Total Other Sources of Cash	$94,147.01
		Formation, Closing & Related Costs	$267,597.72
		Sales & Use Tax	$94,147.01
		Prepaid Sales Expenses	$29,808.75
		Total Other Uses of Cash	$391,553.48

Total Sources of Cash	$8,093,621.39	Total Uses of Cash	$1,644,289.7

Net Cash Available for Distribution

Total Rent	$7,999,474.38
Total Operating Expenses	(1,252,736.28)
Net Cash Provided by Operations	$6,746,738.10

Sales & Use Tax Recovery	94,147.01
Sales & Use Tax	(94,147.01)
Formation, Closing & Related Costs	(267,597.72)
Prepaid Sales Expenses	(29,808.75)

Net Cash Available for Distribution	$6,449,331.63

Sources of Cash from Sales / Capital Activity		Uses of Cash from Sales / Capital Activity
	-
Distribution Center Gross Sales Proceeds	$-	Management Fees -Sales	$-
Retail Master Lease Gross Sales Proceeds	-	Third Party Expenses: Distribution Center Sales	-
Total Gross Sales Proceeds	$-	Third Party Expenses: Retail Sales	-
	-	Other	-
	-	Total Expenses of Sales	$-
Other Financing / Capital Activity	$-
Other	-
Total Other	$-	Cash Provided (Used) Sales / Capital Activity	$-
	-
Total Sources of Cash	$-	Total Uses of Cash	$-

*      Management Fees: Operations: Primarily Hilco's Asset Mgmt Fees
**    Accounting, Financial Reporting & Tax: Includes all third party professional fees
***  Trustee & Other: BOV and Investment Banker Fees, if applicable
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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Monthly Cash Distributions

Distribution Date	Net Rental Income Distribution	Sales and Capital Activity Distribution	Total Distributions
10-Jun-21	$6,449,331.63	$-	$6,449,331.63
10-May-21	$6,915,430.00	-	$6,915,430.00
12-Apr-21	$6,900,130.88	-	$6,900,130.88
10-Mar-21	$1,565,979.82	-	$1,565,979.82
	-	-	-
	-	-	-
	-	-	-
	-	-	-
	-	-	-
	-	-	-
	-	-	-
	-	-	-
Trailing 12 mos.	$21,830,872.33	$-	$21,830,872.33

Inception to Date	$21,830,872.33	$-	$21,830,872.33

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Property Sales This Month
(No Property Sales May 2021)

Sale Date/Period	Type	Property ID	Square Feet	Rent for Lease Year at Closing Date*	Gross Cost Basis **	Gross Sales Price	Net Sales Price	Net Sales Price Per Square Foot	Implied Cap. Rate /Rent Yield at Closing***	Selling Costs as Percentage of Gross Sales Price	Selling Broker
Retail or DC
Distribution Centers
Retail Properties
Distribution Period Average:

Distribution Centers
Retail Properties
Previous Distribution Periods Average:

Distribution Centers
Retail Properties
Cumulative Distributions to Date Average:

*      Monthly Rent due for Sale Period X 12, excluding rental abatement.
**    Cost Basis before depreciation and amortization.
***  Gross Sales Price divided by the Annual Rent as defined above.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Retail Portfolio as of Determination Date

By Current Lease Year Rent Per Square Foot Tier:				By Property Ownership Type:
Tier	Properties	Square Feet	Current Lease Year Rent *	Ownership Type	Properties	Square Feet	Current Lease Year Rent *
Tier 1 -$9.00	33	4,091,827	$36,826,443.00	Fee	137	18,325,835	$102,505,995.00
Tier 2 -$6.00	84	11,135,640	66,813,840.00	Ground Lease	23	3,386,112	18,721,387.00
Tier 3 -$3.50	20	3,078,756	10,775,651.00
Tier 4 -$2.00	23	3,405,724	6,811,448.00
Total:	160	21,711,947	$121,227,382.00	Total:	160	21,711,947	$121,227,382.00

By Current Lease Year Rent Per Property:				By Property Type:
Tier	Properties	Square Feet	Current Lease Year Rent *	Property Type	Properties	Square Feet	Current Lease Year Rent *
>=$950,000	39	6,738,486	$47,925,600.00	Shopping Center	37	3,737,762	$23,657,840.00
>=$700,000 & < $950,000	43	5,721,653	36,838,324.00	Freestanding	4	372,240	2,533,116.00
>=$500,000 & < $700,000	40	4,452,546	23,515,430.00	Mall	119	17,601,765	95,036,426.00
<=$500,000	38	4,799,262	12,948,028.00
Total:	160	21,711,947	$121,227,382.00	Total:	160	21,711,767	$121,227,382.00

* Current Lease Year Rent = Monthly Rent x12, excluding rental abatement.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Retail Portfolio as of Determination Date (Cont’d)

By Geography:
State	Properties	Square Feet	Current Lease Year Rent *	State	Properties	Square Feet	Current Lease Year Rent *
AR	2	186,745	$1,120,470.00	MO	2	229,828	1,378,968.00
AZ	5	651,164	3,848,169.00	MS	1	99,396	894,564.00
CA	28	4,433,580	24,302,384.00	NC	1	104,198	208,396.00
CO	4	513,068	1,679,420.00	NH	2	230,842	1,122,962.00
CT	3	464,682	929,364.00	NJ	5	882,946	3,510,571.00
DE	1	159,878	959,268.00	NM	2	265,910	2,014,848.00
FL	9	1,292,316	9,874,971.00	NV	3	437,937	3,941,433.00
GA	2	204,634	1,143,372.00	NY	4	673,802	2,830,244.00
IA	1	85,278	298,473.00	OH	5	645,447	3,504,477.00
ID	1	151,985	1,367,865.00	OK	3	332,223	1,494,714.00
IL	5	845,224	4,414,248.00	OR	1	157,928	947,568.00
IN	1	99,317	893,853.00	PA	4	555,087	2,984,042.00
KS	2	316,856	1,471,852.00	PR	2	185,946	1,115,676.00
KY	2	251,289	1,821,111.00	TN	3	347,331	1,241,828.00
LA	2	229,181	1,749,054.00	TX	30	3,269,745	21,297,084.00
MA	1	141,692	495,922.00	UT	1	99,411	347,939.00
MD	4	559,312	2,424,176.00	VA	5	736,563	3,330,898.00
MI	6	863,012	3,699,718.00	WA	4	666,272	4,515,948.00
MN	2	255,941	1,535,646.00	WI	1	85,981	515,886.00
				Total:	160	21,711,947	$121,227,382.00

* Current Lease Year Rent = Monthly Rent x12, excluding rental abatement.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Distribution Center Portfolio as of Determination Date

Property ID		9005	9130	9132	9316	9435	9486
Location		Statesville, NC	Columbus, OH	Lenexa, KS	Reno, NV	Haslet, TX	Forest Park, GA
Square Feet	New JCP	595,209	2,000,000	2,308,100	1,838,800	1,133,027	2,233,475
	Other Tenants	0	0	0	0	0	0
	Vacant	0	0	0	0	0	0
	Total	595,209	2,000,000	2,308,100	1,838,800	1,133,027	2,233,475
Current Lease Year Rent *	NewJCP	$1,785,627.00	$6,500,000.00	$6,294,058.75	$8,734,300.00	$4,248,851.25	$7,817,162.50
	Other Tenants	0	0	0	0	0	0
	Total	$1,785,627.00	$6,500,000.00	$6,294,058.75	$8,734,300.00	$4,248,851.25	$7,817,162.50
Current Lease Year Rent -PSF **	New JCP	$3.00	$3.25	$2.73	$4.75	$3.75	$3.50
	Other Tenants	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	Total	$3.00	$3.25	$2.73	$4.75	$3.75	$3.50

*      Current Lease Year Rent = Monthly Rent X 12.
**    Current Lease Year Rent PSF = (Monthly Rent X 12) / Square Feet.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Landlord and Tenant Option Properties as of Determination Date

Property ID	Option Type	Property Name	Location	Square Feet	Current Lease Year Rent *	Option Notice (Y/N)
246	Landlord	SouthBay Pavilion at Carson	20700 Avalon Boulevard, Carson, CA	200,697	$1,204,182.00		N
389	Landlord	Stoneridge S/C	1500 Stoneridge Mall Road, Pleasanton, CA	155,919	311,838.00		N
1229	Landlord	The Oaks	280 Hillcrest Drive W, Thousand Oaks, CA	144,959	289,918.00		N
1572	Landlord	Westfield Culver City	6000 S Hannum Avenue, Culver City, CA	203,832	1,222,992.00		N
1959	Landlord	The Shops at Tanforan	1122 El Camino Real, San Bruno, CA	223,232	446,464.00		N
1417	Landlord	Westfield Santa Anita	400 S Baldwin Avenue, Arcadia, CA	204,563	715,971.00		N
1950	Landlord	Fashion Valley	6987 Friars Road, San Diego, CA	268,859	941,007.00		N
2649	Landlord	Westminster Mall	400 Westminster Mall, Westminster, CA	152,567	533,985.00		N
2757	Landlord	Park Meadows	8417 S Park Meadows Center Drive, Loan Tree CO	151,293	302,586.00		N
2256	Landlord	Danbury Fair	7 Backus Avenue, Danbury, CT	136,375	272,750.00		N
2102	Landlord	Westfield Annapolis	1695 Annapolis Mall, Annapolis, MD	126,732	760,392.00		N
1623	Landlord	Twelve Oaks Mall	27150 Novi Road, Novi, MI	155,807	545,325.00		N
2247	Landlord	Pheasant Lane Mall	310 Daniel Webster Highway, Suite 103, Nashua, NH	104,836	366,926.00		N
2297	Landlord	Newport Centre	10 Mall Drive W, Jersey City, NJ	185,330	648,655.00		N
2477	Landlord	Freehold Raceway Mall	3710 Highway 9, Freehold, NJ	149,608	299,216.00		N
2814	Landlord	Queens Center	92-59 59th Avenue. Elmhurst, NY	204,340	1,226,040.00		N
197	Landlord	Gateway Shopping Center I & II	360 Gateway Drive, Brooklyn, NY	123,942	247,884.00		N
2040	Landlord	Barton Creek Square	2901 S Capitol of Texas Highway, Austin, TX	144,129	864,774.00		N
2763	Landlord	The Woodlands Mall	1201 Lake Woodlands Drive, Suite 500, Woodlands, TX	146,000	511,000.00		N
2795	Landlord	Stonebriar Centre	2607 Preston Road, Frisco, TX	163,800	982,800.00		N
2881	Landlord	Memorial City S/C	300 Memorial City Way, Houston, TX	140,486	842,916.00		N
192	Landlord	Fair Oaks Mall	11801 Fair Oaks Mall, Fairfax, VA	193,422	386,844.00		N
1462	Landlord	Springfield Town Center	6699 Springfield Mall, Springfield, VA	205,772	1,234,632.00		N
2865	Tenant	Tamarack Village	8348 Tamarack Village, Woodbury, MN	81,973	491,838.00		N
2801	Tenant	Polaris Fashion Place	1450 Polaris Parkway, Columbus, OH	146,990	881,940.00		N
2921	Tenant	Robertson's Creek	5751 Long Prairie Road, Flower Mound, TX	103,689	362,912.00		N
2934	Tenant	University Oaks S/C	151 University Oaks, Round Rock, TX	103,525	621,150.00		N
2982	Tenant	Village at Fairview	301 Stacy Road, Fairview, TX	117,641	705,846.00		N
2749	Tenant	Dulles Town Centre	21030 Dulles Town Circle, Sterling, VA	125,917	440,710.00		N
Total:				4,566,235	$18,663,493

*    Current Lease Year Rent = Monthly Rent X 12, excluding rental abatement.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Substitution Properties as of Determination Date
(No Substitution Properties May 2021)

Property ID	Property Name	Property Location	Substitution Type (Outgoing / Incoming)	Square Feet	Current Lease Year Rent *	Notice Date	Exercise Date
				0	$-
Total:

* Current Lease Year Rent = Monthly Rent X 12.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Monthly Leasing Activity Distribution Centers
(No Leasing Activity May 2021)

Property ID	Lease Start Date	Tenant Name	Square Feet	Current Lease Year Rent -PSF *	Current Lease Year Rent **	Real Estate Operating Expenses	Initial Term (Months)	Extension Options (Years)	Tenant Business Description	Manager Commentary
			0		$-
Total:

*     Current Lease Year Rent PSF = (Monthly Rent X 12) / Square Feet.
**  Current Lease Year Rent = Monthly Rent X 12.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Monthly Leasing Activity Retail Properties
(No Leasing Activity May 2021)

Property ID	Lease Start Date	Tenant Name	Square Feet	Current Lease Year Rent -PSF ***	Current Lease Year Rent ****	Real Estate Operating Expenses	Initial Term (Months)	Extension Options (Years)	Tenant Business Description	Manager Commentary
			0		$-
Total:

*     Current Lease Year Rent PSF = (Monthly Rent X 12) / Square Feet, excluding rental abatement.
**  Current Lease Year Rent = Monthly Rent X 12, excluding rental abatement.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Financial Information

For copies of our most recent financial statements, including management’s discussion and analysis of financial condition and results of operations, sales and capital activity, you can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.ctltrust.net as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.

The SEC file number is 000-56236.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
SECTION II
(Provided Quarterly)
The following financial information was prepared by Penney Tenant I LLC and Penney Tenant II LLC.
As such, the Trust has not independently verified this Financial Information.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Master Lease Guarantor Operating Performance

Key Financial and Performance Metrics	Fiscal Quarter Ended January 30, 2021	Trailing 12 Months
Comparable store sales percent increase / (decrease) for Master Lease Properties *	-35.0%	N/A
Liquid assets covenant compliance (as defined in the Master Leases)	Yes	N/A
Tangible net worth (as defined in the Master Leases - in millions)	$1,486	N/A

Key Portfolio Metrics	Fiscal Quarter Ended January 30, 2021	Trailing 12 Months
End of period number of stores - fee owned and ground leased	214	N/A
End of period number of stores - space leased	481	N/A
Gross Square Footage of stores (in millions)	83.6	N/A

* Limited to 27 days in December and 28 days in fiscal January.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
SECTION III

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Management’s Comments
(Management Commentary will be provided in our 10Q’s and 10K’s)

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
SECTION IV
(Provided Quarterly)
The following financial statements were prepared by Penney Intermediate Holdings LLC.
As such, the Trust has not independently verified these Financial Statements.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Independent Auditors’ Report

KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721

Independent Auditor's Report

The Board of Directors
Penney Intermediate Holdings LLC:

We have audited the accompanying consolidated financial statements of Penney Intermediate Holdings LLC and its subsidiaries, which comprise the consolidated balance sheet as of January 30, 2021, and the related consolidated statement of operations, changes in member's equity, and cash flows for period from October 22, 2020 (inception) to January 30, 2021, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relavent to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Penney Intermediate Holdings LLC and its subsidiaries as of January 30, 2021, and the results of their operations and their cash flows for the period from October 22, 2020 (inception) to January 30, 2021 in accordance with U.S. generally accepted accounting principles.

Dallas, Texas June 1, 2021

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Consolidated Statement of Operations
For the period from October 22, 2020 (inception) to January 30, 2021

($ in millions)
Total net sales	$1,211
Credit income and other	59
Total revenues	1,270

Costs and expenses (income):
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	853
Selling, general and administrative	331
Depreciation and amortization	31
Real estate and other, net	(1)
Restructuring	5
Acquisition and transition related costs	29
Total costs and expenses	1,248
Operating income	22
Bargain purchase gain	1,294
Net interest expense	(15)
Income before income taxes	1,301
Income tax expense	2
Net income	$1,299

See the accompanying notes to the Consolidated Financial Statements.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Consolidated Balance Sheet

($ in millions)	January 30, 2021
Assets
Current assets:
Cash and cash equivalents	$275
Merchandise inventory	1,520
Prepaid expenses and other	365
Total current assets	2,160
Property and equipment, net	951
Operating lease assets	1,667
Financing lease assets	39
Other assets	$376
Total assets	5,193
Liabilities and member’s equity
Current liabilities:
Merchandise accounts payable	151
Other accounts payable and accrued expenses	566
Current operating lease liabilities	56
Current portion of long-term debt, net	20
Total current liabilities	793
Noncurrent operating lease liabilities	1,803
Noncurrent financing lease liabilities	40
Long-term debt	785
Other liabilities	173
Total liabilities	3,594
Member’s equity
Member’s Contributions	300
Reinvested earnings	1,299
Total member’s equity	1,599
Total liabilities and member’	$5,193

See the accompanying notes to the Consolidated Financial Statements.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Consolidated Statement of Member’s Equity
For the period from October 22, 2020 (inception) to January 30, 2021

($ in millions)	Member’s Contributions	Reinvested Earnings	Total Member’s Equity
October 22, 2020 (inception)	$-	$-	$-
Member contributions	300	-	300
Net income	-	1,299	1,299
January 30, 2021	$300	$1,299	$1,599

See the accompanying notes to the Consolidated Financial Statements.

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Penney Intermediate Holdings LLC
Consolidated Statement of Cash Flows
For the period from October 22, 2020 (inception) to January 30, 2021

($ in millions)
Cash flows from operating activities:
Net income	$1,299
Adjustments to reconcile net income to net cash provided by operating activities
Gain on asset disposition	(1)
Gain on bargain purchase	(1,294)
Depreciation and amortization	31
Change in cash from operating assets and liabilities:
Inventory	232
Prepaid expenses and other assets	84
Merchandise accounts payable	17
Accrued expenses and other	4
Net cash provided by operating activities	372
Cash flows from investing activities
Capital Expenditures	(9)
Acquisition of JCPenney net assets, net of cash acquired	(634)
Proceeds from sale of operating assets	3
Net cash used by investing activities	(640)
Cash flows from financing activities:
Proceeds from borrowings under the revolving credit facility	445
Proceeds from issuance of long-term debt	291
Debt issuance costs	(48)
Payments of borrowings under the revolving credit facility	(445)
Proceeds from equity contributions	300
Net cash provided by financing activities	543
Net increase in cash and cash equivalents	275
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$275
Supplemental non-cash investing and financing activity:
Debt issued in satisfaction of debts of seller in net asset acquisition	520
Contingent consideration liability for net asset acquisition	105

See the accompanying notes to the Consolidated Financial Statements.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

1.	Basis of Presentation and Consolidation

Formation and structure
Penney Intermediate Holdings LLC (the Company), formed on October 22, 2020, is the direct subsidiary of Penney Holdings LLC (“Holdings”), a direct subsidiary of Copper Retail JV LLC (“Copper”), a Delaware limited liability company. The assets of Copper and Holdings consist solely of the 100% ownership in each direct subsidiary. Copper and its related legal entity structure were formed to acquire certain operating assets and related liabilities of J.C. Penney Company, Inc. (JCPenney) on December 7, 2020 (the acquisition date). All acquired assets and liabilities of JCPenney are owned and operated by the Company and its subsidiaries.

Copper is a joint venture also formed on October 22, 2020 and initially owned 50% each by Simon Property Group, L.P.(“Simon”) and Brookfield Asset Management Inc. (“Brookfield”). Through the date of acquisition, Simon and Brookfield each contributed $150 million in member capital contributions that were contributed through Holdings to the Company. Subsequent to the acquisition date, Simon and Brookfield sold 16.67% of the outstanding membership interest in Copper to Authentic Brands Group, LLC (“ABG”).

Nature of Operations
The JCPenney brand was founded by James Cash Penney in 1902. We operate the JCPenney brand through the operation of 690 department stores in 49 states and Puerto Rico, as well as through our eCommerce website at jcp.com and our mobile application. We sell family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside JCPenney, and home furnishings. In addition, our department stores provide services, such as styling salon, optical, and portrait photography.

Basis of Presentation and Consolidation
The Consolidated Financial Statements present the results of the Company and our subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Fiscal Year
The Company’s fiscal year consists of the 52-week period ending on the Saturday closest to January 31. Every sixth year the Company’s fiscal year consists of 53 weeks ending closest to January 31. Unless otherwise stated, references to 2020 in this report relates to the period from October 22, 2020 (inception) to January 30, 2021, which includes operations beginning on the acquisition date. Please refer to Note 5 (“Acquisition”) for further details. Fiscal 2021 will consist of the 52-week period ending on January 29, 2022.

Use of Estimates and Assumptions
The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America, requires us to make assumptions and use estimates that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates and assumptions are subject to inherent uncertainties, which may result in actual amounts differing from reported amounts.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

2.	Significant Accounting Policies

Revenue
Our contracts with customers primarily consist of sales of merchandise and services at the point of sale, sales of gift cards to a customer for a future purchase, customer loyalty rewards that provide discount rewards to customers based on purchase activity, and certain licensing and profit sharing arrangements involving the use of our intellectual property by others. Revenue includes Total net sales and Credit income and other. Net sales are categorized by merchandise and service sale groupings as we believe it best depicts the nature, amount, timing and uncertainty of revenue and cash flow. Credit income and other encompasses the revenue earned from the agreement with Synchrony Financial (Synchrony) associated with our private label credit card and co-branded MasterCard programs.

Merchandise and Service Sales
Total net sales, which exclude sales taxes, are generally recorded when payment is received and the customer takes control of the merchandise. Service revenue is recorded at the time the customer receives the benefit of the service, such as salon, portrait and optical. Shipping and handling fees charged to customers are also included in total net sales with corresponding costs recorded as cost of goods sold. Net sales are not recognized for estimated future returns which are estimated based primarily on historical return rates and sales levels.

Gift Card Revenue
At the time gift cards are sold a performance obligation is created and no revenue is recognized; rather, a contract liability is established for our obligation to provide a merchandise or service sale to the customer for the face value of the card. The contract liability is relieved, and a net sale is recognized when gift cards are redeemed for merchandise or services. We recognize gift card breakage, net of required escheatment, over the redemption pattern of gift cards. Breakage is estimated based on historical redemption patterns and the estimates can vary based on changes in the usage patterns of our customers.

Customer Loyalty Rewards
Customers who spend a certain amount with us using our private label card or registered loyalty card receive points that can accumulate towards earning JCPenney Rewards certificates, which are redeemable for a discount on future purchases. Points earned by a loyalty customer do not expire as long as another purchase is made within the next 12 months, however, any certificates earned expire two months from the date of issuance. We account for our customer loyalty rewards by deferring a portion of our sales to loyalty points expected to be earned towards a reward certificate, and then recognize the reward certificate as a net sale when used by the customer in connection with a merchandise or service sale. The points earned toward a future reward are valued at their relative standalone selling price based on historical redemption patterns.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

Licensing Agreements
Our private label credit card and co-branded MasterCard programs are owned and serviced by Synchrony. Under our agreement, we receive periodic cash payments from Synchrony based upon the consumer's usage of the co-branded card and the performance of the credit card portfolio. We participate in the programs by providing marketing promotions designed to increase the use of each card, including enhanced marketing offers for cardholders. Additionally, we accept payments in our stores from cardholders who prefer to pay in person when they are shopping in our locations. Revenue related to this agreement is recognized over the time we have fulfilled our deliverables and is reflected in Credit income and other.

Principal Versus Agent
We assess principal versus agent considerations depending on our control of the good or service before it is transferred to the customer. When we are the principal and have control of the specified good or service, we include as a net sale the gross amount of consideration to which we expect to be entitled for that specified good or service in revenue. In contrast, when we are the agent and do not have control of the specified good or service, we include as a net sale the fee or commission to which we expect to be entitled for the agency service. In certain instances, the fee or commission might be the net amount retained after paying the supplier.

Cost of Goods Sold (Exclusive of Depreciation and Amortization)
Cost of goods sold includes costs directly related to bringing merchandise to its final selling destination. These costs include the cost of the merchandise (net of discounts or allowances earned), sourcing and procurement costs, buying and brand development costs, including buyers’ salaries and related expenses, royalties and design fees, freight costs, warehouse operating expenses, merchandise examination, inspection and testing, store merchandise distribution center expenses, including rent, and shipping and handling costs incurred on eCommerce sales.

Vendor Allowances
We receive vendor support in the form of cash payments or allowances for a variety of reimbursements such as cooperative advertising, markdowns, vendor shipping and packaging compliance, defective merchandise, the purchase of vendor specific fixtures and other vendor contributions. We have agreements in place with each vendor setting forth the specific conditions for each allowance or payment. Depending on the arrangement, we either recognize the allowance as a reduction of current costs or defer the payment over the period the related merchandise is sold. If the payment is a reimbursement for costs incurred, it is generally offset against those related costs; otherwise, it is treated as a reduction to the cost of merchandise.

Vendor compliance credits reimburse us for incremental merchandise handling expenses incurred due to a vendor’s failure to comply with our established shipping or merchandise preparation requirements. Vendor compliance credits are recorded as a reduction of merchandise handling costs.

Selling, General and Administrative Expenses (SG&A)
SG&A expenses include the following costs, except as related to merchandise buying, sourcing, warehousing or distribution activities: salaries, marketing costs, occupancy and rent expense, utilities and maintenance, pre-opening expenses, costs related to information technology, administrative costs related to our home office and district and regional operations, real and personal property and other taxes (excluding income taxes) and credit/debit card fees.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

Advertising
Advertising costs, which include newspaper, television, Internet search marketing, radio and other media advertising, are expensed either as incurred or the first time the advertisement occurs. For cooperative advertising programs offered by national brands that require proof of advertising to be provided to the vendor to support the reimbursement of the incurred cost, we offset the allowances against the related advertising expense. Programs that do not require proof of advertising are monitored to ensure that the allowance provided by each vendor is a reimbursement of costs incurred to advertise for that vendor’s label. Total advertising costs, net of cooperative advertising vendor reimbursements, for 2020 was $42.9 million.

Income Taxes
The Company is a single member LLC and, therefore, a disregarded entity for U.S. federal and state income tax purposes. However, some states impose income type taxes on LLC’s. Accordingly, no federal income tax provision, a limited state income tax provision and a foreign income tax provision have been made in the Company’s financial statements.

The Company’s subsidiaries account for their respective legal entity-level state and foreign income tax provision, which is comprised primarily of the entity-level Texas Gross Margin tax and foreign income taxes incurred by its foreign and Puerto Rico subsidiaries. Such income taxes are accounted for using the asset and liability method and the related expense (benefit) is recorded in Income tax expense (benefit) in the consolidated statement of operations.

Certain states impose franchise and gross receipts taxes at the entity level. These non-income taxes are accounted for within SG&A in the consolidated statement of operations.

Cash and Cash Equivalents
Cash and cash equivalents represent cash in banks and in transit, which include credit card sales transactions that are settled early in the following period.

Merchandise Inventory
Inventories are valued at the lower of cost (using the first-in, first-out or “FIFO” method) or market using the retail method (RIM). Under RIM, retail values of merchandise groups are converted to a cost basis by applying the specific average cost-to retail ratio related to each merchandise grouping.

Shrinkage accruals have been estimated as a percent of sales for Fiscal 2020 based on historical JCPenney shrinkage experience. Physical inventory counts for stores will be taken at least annually beginning in Fiscal 2021. Cycle count activities for distribution centers and regional warehouses are executed on a daily basis. Inventory records and shrinkage accruals are adjusted based on the actual results from physical inventories and cycle counts.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

Property and Equipment, Net

($ in millions)	Estimated Useful Lives (Years)	January 30, 2021
Land	N/A	$192
Buildings	25	341
Furniture and equipment	5	238
Leasehold improvements (1)	8	197
Finance leases (equipment)	1	2
Accumulated depreciation		(19)
Property and equipment, net		$951

(1)	Leasehold improvements are depreciated over the shorter of the estimated useful lives of the improvements or the term of the lease, including renewals determined to be reasonably certain.

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily by using the straight-line method over the estimated useful lives of the related assets.

 We expense routine maintenance and repairs when incurred. We capitalize major replacements and improvements. We remove the cost of assets sold or retired and the related accumulated depreciation or amortization from the accounts and include any resulting gain, loss, or impairment in net income/(loss).

We recognize a liability for the fair value of our conditional asset retirement obligations, which are primarily related to asbestos removal, when probable and if the liability’s fair value can be reasonably estimated.

Capitalized Software Costs
We capitalize costs associated with the acquisition or development of major software for internal use in other assets in our Consolidated Balance Sheet and amortize the asset over the expected useful life of the software, generally between three and seven years. We only capitalize subsequent additions, modifications, or upgrades to internal-use software to the extent that such changes allow the software to perform a task it previously did not perform. We expense software maintenance and training costs as incurred.

Cloud computing arrangements are evaluated to determine whether the arrangement includes a software license or is a service contract. If determined to be a software license, then the arrangement is capitalized as another asset and amortized over the expected life of software, generally between three to seven years. If determined to be a service contract, then the cost of the arrangement is expensed as the services are provided.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

Impairment of Long-Lived and Indefinite-Lived Assets
We evaluate long-lived assets such as store property and equipment and other corporate assets for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. Factors considered important that could trigger an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results and significant changes in the manner of use of the assets or our overall business strategies. Assets or asset groups that trigger an impairment review are tested for recoverability by comparing the estimated undiscounted cash flows expected to result from the use of the asset plus any net proceeds expected from disposition of the asset to the carrying value of the asset. If the asset or asset group is not recoverable on an undiscounted cash flow basis, the amount of the impairment loss is measured by comparing the carrying value of the asset or asset group to its fair value and depending on the transaction any loss is included in Restructuring or Real estate and other, net in the Consolidated Statements of Operations. We estimate fair value based on either a projected discounted cash flow method using a discount rate that is considered commensurate with the risk inherent in our current business model or appraised value, as appropriate. We also take other factors into consideration in estimating the fair value of our stores, such as local market conditions, operating environment, mall performance and other trends.

We assess the recoverability of indefinite-lived intangible assets at least annually during the fourth quarter of our fiscal year or whenever events or changes in circumstances indicate that the carrying amount of the indefinite-lived intangible asset may not be fully recoverable. Examples of a change in events or circumstances include, but are not limited to, a decrease in the market price of the asset, a history of cash flow losses related to the use of the asset or a significant adverse change in the extent or manner in which an asset is being used. We test our indefinite-lived intangible assets utilizing the relief from royalty method to determine the estimated fair value for each indefinite-lived intangible asset. The relief from royalty method estimates our theoretical royalty savings from ownership of the intangible asset. Key assumptions used in this model include discount rates, royalty rates, growth rates, sales projections, and terminal value rates.

Assets acquired (including Property and equipment, software, and intangible assets) in connection with the acquisition of J.C. Penney’s retail and operating assets have been recorded at their fair values as of December 7, 2020, the acquisition date. Please refer to Note 5 “Acquisition” for details. No impairments have been recorded for the period ended January 30, 2021.

Leases
At the lease commencement date, based on certain criteria, we determine if a lease is classified as an operating lease or finance lease and then recognize a right-of-use lease asset and lease liability on the Consolidated Balance Sheet for all leases (with the exception of leases that have a term of twelve months or less). The lease liability is measured as the present value of unpaid lease payments measured based on the reasonably certain lease term and corresponding discount rate. The initial right-of-use lease asset is measured as the lease liability plus certain other costs and is reduced by any tenant allowances collected from the lessor.

The Company assumed certain leases as part of the acquisition of J.C. Penney’s retail and operating assets. Assumed leases were measured on the acquisition date as if they were new leases using our incremental borrowing rate as of the acquisition date, including re-assessing the remaining lease term considering options to extend or terminate the lease. Leases that were modified during the period were re-assessed for lease classification using the modified terms and conditions.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

The right-of-use asset was initially measured at an amount equal to the lease liability, adjusted for favorable or unfavorable terms of the lease when compared with market terms. Therefore, the right-of-use asset was adjusted downward for any net unfavorable adjustment and will be amortized over the lease term.

Lease payments include fixed and in-substance fixed payments, variable payments based on an index or rate and termination penalties. Lease payments do not include variable lease components other than those that depend on an index or rate or any payments not considered part of the lease (i.e. payment of the lessor’s real estate taxes and insurance). Payments not considered lease payments are expensed as incurred. Some leases require additional payments based on sales and the related contingent rent is recorded as rent expense when the payment is probable. As a policy election, we consider fixed lease payments and all related other fixed payments (i.e., common area maintenance) as one component of a lease.

The reasonably certain lease term includes the non-cancelable lease term and any renewal or termination option periods where we have economically compelling reasons for future exercise.

The discount rate used in our present value calculations is the rate implicit in the lease, when known, or our estimated incremental borrowing rate. Our incremental borrowing rate is estimated based on our secured borrowings and our credit risk relative to the time horizons of other publicly available data points that are consistent with the respective lease term. Whether an operating lease or a finance lease, the lease liability is amortized over the lease term at a constant periodic interest rate. The right-of-use assets related to operating leases are amortized over the lease term on a basis that renders a straight-line amount of rent expense which encompasses the amortization and interest component of the lease. With the occurrence of certain events, the amortization pattern for an operating asset is adjusted to a straight-line basis over the remaining lease term. The right-of-use asset related to a finance lease is amortized on a straight-line basis over the lease term. Rent on short-term leases is expensed on a straight-line basis over the lease term. When a lease is modified or there is a change in lease term, we assess for any change in lease classification and remeasure the lease liability with a corresponding increase or decrease to the right-of-use asset.

Exit or Disposal Activity Costs
Costs associated with exit or disposal activities are recorded at their fair values when a liability has been incurred. Severance is recorded over the service period required to be rendered in order to receive the termination benefits or, if employees will not be retained to render future service, a reserve is established when communication has occurred to the affected employees. Other exit costs are accrued when incurred.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

3.	Global COVID-19 Pandemic

On March 11, 2020, the World Health Organization declared a global pandemic related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). Subsequently, the COVID-19 pandemic has significantly impacted the economic conditions in the U.S. and globally. While all of our stores have been open from December 7, 2020 to January 30, 2021, the COVID-19 pandemic has, and continues to have, an impact on the Company’s business operations, financial position, liquidity, capital resources and results of operations. While economic conditions in the U.S. are improving and restrictions imposed during the pandemic are easing, it is impossible to predict the effect and ultimate impact of the COVID-19 pandemic. Current financial information may not be indicative of future operating results.

4.	Effect of New Accounting Standards

In March 2021, the FASB issues ASU No. 2021-03, “Intangibles—Goodwill and Other (Topic350): Accounting Alternative for Evaluating Triggering Events”, which will allow an entity within scope of this guidance to elect not to monitor for goodwill impairment triggering events during the reporting period and, instead, to evaluate the facts and circumstances as of the end of the reporting period to determine whether it is more likely than not that goodwill is impaired. The amendments in this Update are effective on a prospective basis for fiscal years beginning after December 15, 2019. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance as of March 30, 2021. We do not anticipate a material impact from adoption of this new standard.

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of Effects of Reference Rate Reform on Financial Reporting,” which provides practical expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The expedients and exceptions provided by the amendments in this update apply only to contracts, hedging relationships, and other transactions that reference the London interbank offered rate (“LIBOR”) or another reference rate expected to be discontinued as a result of reference rate reform. These amendments are not applicable to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022. ASU No. 2020-04 is effective as of March 12, 2020, through December 31, 2022, and may be applied to contract modifications and hedging relationships from the beginning of an interim period that includes or is subsequent to March 12, 2020. We do not anticipate a material impact from the adoption of this new standard.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

5.	Acquisition

On October 28, 2020, Copper entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with JCPenney and certain of its subsidiaries to acquire substantially all of JCPenney’s retail and operating assets, and assume certain of JCPenney’s obligations associated with such purchased assets, pursuant to Section 363 of the U.S. Bankruptcy Code in connection with JCPenney’s voluntary chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"). The Asset Purchase Agreement and the transactions contemplated thereby were approved by the Bankruptcy Court on November 9, 2020. Copper subsequently designated the Company and its subsidiaries as purchasers under the Asset Purchase Agreement. The acquisition of substantially all of the retail and operating assets of JCPenney by the Company and its subsidiaries was completed on December 7, 2020. Pursuant to the Asset Purchase Agreement, the Company and its subsidiaries also assumed certain liabilities related to such assets.

The company accounted for the acquisition as a business combination in accordance with ASC 805. The consideration transferred for the acquisition is as follows:

($ in millions)	December 7, 2020
Cash paid, net of cash acquired of $266	$634
Term loan	520
Estimated contingent consideration	105
Total consideration transferred, net of cash acquired	$1,259

The estimated contingent consideration consists of both (i) an earn-out liability with fair value of $74.1 million and (ii) a liability related to any future receipts of credit card company holdback deposits with a fair value of $31.2 million as of the acquisition date. The value of the earn-out liability depends on the twelve-month average of the net merchandise accounts payable applicable for FY 2021 and FY 2022 and was estimated using a Monte Carlo simulation approach. The credit card holdback liability is equal to 50% of any cash proceeds received in connection with the release of the bankruptcy related credit card company holdbacks.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

Assets acquired and liabilities assumed in connection with the acquisition have been recorded at their fair values. The following table provides the preliminary estimated fair values of the identifiable assets acquired and liabilities assumed as of the acquisition date:

($ in millions)	December 7, 2020
Merchandise inventory	$1,752
Prepaid expenses and other assets	449
Property and equipment	968
Capitalized software	141
Indefinite-lived intangible assets	113
Assumed financing lease right-of-use assets	40
Assumed operating lease right-of-use assets	647
Master lease right-of-use assets	1,032
Other assets	87
Merchandise accounts payable	(134)
Other accounts payable and accrued liabilities	(496)
Assumed financing lease liabilities	(40)
Assumed operating lease liabilities	(650)
Master lease liabilities	(1,215)
Other liabilities	(141)
Total net assets excluding cash acquired	$2,553

We measured PP&E assets using a combination of the cost, sales comparison and income approach, which were primarily based on significant Level 2 and Level 3 inputs, such as market participant assumptions, the highest and best use assumptions, estimates of reproduction/replacement costs, normal useful lives, long-term growth rates, market values and discount rates.

The fair value assigned to intangible assets acquired were primarily derived from Level 2 and Level 3 inputs, such as estimates, assumptions, and other information compiled by management, including independent valuation that utilized established valuation techniques. The brand names are valued using the relief from royalty method and the internally developed software is valued using the cost approach. The relief from royalty method estimates our theoretical royalty savings from ownership of the intangible assets. Key assumptions in determining relief from royalty include, among other things, discount rates, royalty rates, growth rates, sales projections, and terminal value rates.

The right-of-use assets were adjusted for unfavorable terms of acquired leases when compared with market terms based on Level 3 inputs such as discount rate.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

The Company has determined the fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred. Therefore, the Company reviewed the procedures it used to identify and measure the assets acquired and liabilities assumed and to measure the fair value of the consideration transferred and concluded that the procedures and resulting measures were appropriate. Accordingly, we recognized a bargain purchase gain of $1,294 million, which represents the excess of the fair value of net assets acquired over the consideration transferred, which was recorded in Bargain Purchase Gain in the Consolidated Statement of Operations. The bargain purchase gain is primarily attributable the distressed nature of the transaction as a result of the JCPenney bankruptcy.

The values reflected in the table above may change as we finalize our assessment of the acquired assets and liabilities. The following table summarizes the fair value of the acquired identifiable intangible assets and weighted-average useful life:

Asset class	Fair value (in millions)	Weighted average useful life
Indefinite-lived intangible assets	$113	N/A
Capitalized software	141	3.3
Total fair value of intangible assets	254	3.3

In connection with the acquisition, Copper incurred $57.1 million of debt issuance costs associated with the Term Loan (see Note 13 “Long-Term Debt”), the Revolving Credit Facility (see Note 12 “Revolving Credit Facility”), and the FILO Facility (see Note 12 “Long-Term Debt”). We recorded the $42.4 million of debt issuance costs related to the Revolving Credit Facility on the balance sheet as an “Other asset”, and the $5.2 million and $9.5 million of debt issuance costs related to the Term Loan and the FILO Facility, respectively, was recorded on the balance sheet as a reduction to the face value of the debt incurred. In addition, we recorded $29 million in acquisition and transition related costs, $3 million of which are associated with tax and earnout fees, $19 million of which are related to the planning and execution of the acquisition, primarily for financial advisory, legal, and other professional service fees, and $7 million in pre-acquisition retention programs. These costs were included in acquisition and transition related costs in our consolidated statement of operations.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

6.	Revenue
Our contracts with customers primarily consist of sales of merchandise and services at the point of sale, sales of gift cards to a customer for a future purchase, customer loyalty rewards that provide discount rewards to customers based on purchase activity, and certain licensing and profit sharing arrangements involving the use of our intellectual property by others. Revenue includes Total net sales and Credit income and other. Net sales are categorized by merchandise and service sale groupings as we believe it best depicts the nature, amount, timing and uncertainty of revenue and cash flow. The components of Net sales for 2020 were as follows:

($ in millions)	2020
Men’s apparel and accessories	$265	21%
Women’s apparel	201	17%
Women’s accessories, including Sephora	169	14%
Home	142	12%
Footwear and handbags	118	10%
Kids’, including toys	115	9%
Jewelry	146	12%
Services and other	55	5%
Total net sales	$1,211	100%

Credit income and other encompasses the revenue earned from the agreement with Synchrony associated with our private label credit card and co-branded MasterCard programs. The Company has contract liabilities associated with the sales of gift cards and our customer loyalty program.

The liabilities are included in Other accounts payable and accrued expenses in the Consolidated Balance Sheet and were as follows:

($ in millions)	January 30, 2021
Customer gift cards	$110
Customer loyalty program	33
Total contract liability	$143

Contract liability includes consideration received for gift card and loyalty related performance obligations which have not been satisfied as of a given date.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

A rollforward of the amounts included in contract liability for 2020 are as follows:

($ in millions)	January 30, 2021
October 22, 2020	$-
Liability assumed at the acquisition date on December 7, 2020	136
Current period gift cards sold and loyalty reward points earned	55
Net sales from amounts included in contract liability opening balances	(4)
Net sales from current period usage	(44)
Ending balance	$143

7.	Related Party Agreements and Transactions

Lease Agreements
The Company is party to lease agreements with Simon and Brookfield for 77 of its retail stores. The following table summarizes the lease payments paid to Simon and Brookfield.

($ in millions)	2020
Simon	$3
Brookfield	3
Total	$6

Licensing and Sourcing Agreements
We are party to a licensing and sourcing agreements with ABG. Under the licensing agreement, the Company appointed ABG as exclusive licensing agent to represent the Company for the purpose of identifying, sourcing, negotiating, drafting and managing certain intellectual property. Under the sourcing agreement, the Company has a good faith efforts agreement to purchase ABG licensed product. As of January 30, 2021, no transactions had yet occurred under the licensing or sourcing agreements.

Interim CEO
The Company’s interim CEO, who assumed that role on January 1, 2021, is a current executive of Simon. For the period ended January 30, 2021, no payments were made related to these services. Subsequent to year-end, the Company has entered into an employment agreement with the interim CEO.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

8.	Other Assets

($ in millions)	January 30, 2021
Capitalized software net	$135
Indefinite-lived intangible assets, net	113
Revolving credit facility unamortized costs, net	41
Other	87
Total	$376

Our indefinite-lived intangible assets primarily consist of our worldwide rights for the Liz Claiborne® family of trademarks as well as other private label brands developed by JCPenney.

9.	Other Accounts Payable and Accrued Expenses

($ in millions)	January 30, 2021
Taxes other than income taxes	$151
Customer gift cards	110
Accrued salaries, vacation and bonus	58
Customer loyalty program	33
Advertising	21
Occupancy and rent related	16
Current portion of workers’ compensation and general liability self-insurance	10
Restructuring	7
Other	160
Ending balance	$566

10.	Other Liabilities

($ in millions)	January 30, 2021
Long-term portion of workers’ compensation and general liability insurance	$59
Environmental reserves	8
Non-current Synchrony signing bonus	32
Contingent consideration liability for net asset acquisition	74
Total	$173

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

11.	Fair Value Disclosures

In determining fair value, the accounting standards establish a three-level hierarchy for inputs used in measuring fair value, as follows:
•	Level 1 — Quoted prices in active markets for identical assets or liabilities.
•
Level 2 — Significant observable inputs other than quoted prices in active markets for similar assets and liabilities, such as quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 — Significant unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants.

Other Non-Financial Assets Measured on a non-Recurring Basis
In connection with the acquisition of JCPenney’s retail and operating businesses, assets acquired and liabilities assumed have been recorded at their fair values. Please refer to Note 5 “Acquisition” for fair value measurement information as part of the acquisition.

Other Financial Instruments
Carrying values and fair values of financial instruments that are not carried at fair value in the Consolidated Balance Sheet are as follows:

($ in millions)	As of January 30, 2021

	Carrying Amount	Fair Value
Total debt, excluding unamortized debt issuance costs	$820	$752

The fair value of long-term debt is estimated by obtaining quotes from brokers or is based on current rates offered for similar debt. As of January 30, 2021, the fair values of cash and cash equivalents, accounts payable and short-term borrowings approximate their carrying values due to the short-term nature of these instruments.

Concentrations of Credit Risk
We have no significant concentrations of credit risk.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

12.	Revolving Credit Facility

The Company has a $2,000 million senior secured asset-based revolving credit facility (Revolving Credit Facility) due December 7, 2025. The Revolving Credit Facility is secured by a perfected first-priority security interest in substantially all of our eligible credit card receivables and inventory. The Revolving Facility is available for general corporate purposes, including the issuance of letters of credit.

The borrowing base under the Revolving Credit Facility is limited to a maximum of 90% of eligible credit card receivables, plus 85% of the liquidation value of our inventory, net of certain reserves. Letters of credit reduce the amount available to borrow by their face value. In addition, the maximum availability is limited by a minimum excess availability threshold which is the lesser of 10% of the borrowing base or $200 million, subject to a minimum threshold requirement of $150 million.

As of the end of Fiscal 2020, the Company had no borrowings outstanding under the Revolving Credit Facility and had $1,096.5 million available for borrowing, of which $117.3 million was reserved for outstanding standby letters of credit, none of which have been drawn on, leaving $979.2 million available for future borrowings.

Pricing under the Revolving Credit Facility is tiered based on our utilization under the line of credit. As of the end of the fiscal period, the applicable interest rates were LIBOR (subject to a 0.75% floor) plus 2.0% or Prime Rate plus 3.0%. The applicable rate for standby letters of credit was 2.0%, while the required unused commitment fee was 0.375% for the unused portion of the Revolving Credit Facility. 13. Long-Term Debt

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

13.	Long-Term Debt

($ in millions)	January 30, 2021
Issue:
2020 Term Loan Facility (Matures in 2026)	$520
FILO Loan Due 2025	300
Total debt	820
Unamortized debt issuance costs	(15)
Less: current maturities	(20)
Total long-term debt	(785)
Weighted-average interest rate at year end	9.8%
Weighted-average maturity (in years)	5.6 years

FILO Facility
The Company has a $300 million FILO facility. The FILO Facility is secured by a perfected second-priority security interest in substantially all of our eligible credit card receivables and inventory. The FILO Facility is subject to a borrowing base calculation that is limited to a maximum of 10% of eligible credit card receivables, plus 20% of the liquidation value of our inventory, net of applicable reserves as determined by the Revolving Credit Facility Agent.

The FILO Facility bears interest at a rate of LIBOR (subject to a 0.75% floor) plus 8.50% or Prime Rate plus 7.50%. The FILO facility matures on December 7, 2025. The Company is required to make quarterly repayments in a principal amount equal to $3.75 million until the maturity date of the facility.

Term Loan
The Company has a $520 million term loan (Term Loan) that is secured by a first lien on all real property, intellectual property and other assets. The loan is also secured by a second lien on the Company’s inventory and accounts receivable. The Term Loan bears interest at a rate of Libor (subject to a 1.0% floor) plus 8.5% or Prime Rate plus 7.5%. The Company has required amortization payments of 1% per year, paid quarterly. Additional prepayments may be required from sale of property, insurance or condemnation proceeds and calculated excess cash flow for the fiscal year periods ending in 2022 and later. The term loan will mature on December 7, 2026.

Commencing in January 2023, the Term Loan will be subject to the satisfaction of a financial covenant measuring Net Debt to EBITDA. The required ratio decreases annually over the term of the loan from an initial requirement of less than 4.25 times to 3.25 times in the final year of the loan.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

Scheduled Annual Principal Payments on Long-Term Debt:

($ in millions)
2021	$20
2022	20
2023	20
2024	20
2025	245
Thereafter	495
Total	$820

14.	Member’s Equity

Member’s Contributions
The Company is wholly owned by Penney Holdings LLC, a direct subsidiary of Copper. The initial capital contribution from Penney Holdings LLC to the Company consisted of a $300 million cash contribution.

15.	Leases

We conduct a major part of our operations from leased premises (building or land) that include retail stores, store distribution centers, warehouses, offices and other facilities. Almost all leases include renewal options where we can extend the lease term from one to 50 years or more. We also lease equipment under finance leases for terms of primarily three to five years, and we rent or sublease certain real estate to third parties. Our lease contracts do not contain any purchase options or residual value guarantees.

As contemplated by the Asset Purchase Agreement, Copper entered into Master Lease Agreements for 160 retail stores (RMLA) and 6 distribution centers (DCMLA). Landlords under the Master Lease Agreements were formed by a group of JCPenney first lien lenders for the purposes of acquiring the 160 retail stores and 6 distribution centers from JCPenney as part of its chapter 11 plan for reorganization.

Under the Master Lease Agreements, the Company leases the retail locations and distribution centers for a base term of 20 years beginning December 7, 2020. A net unfavorable adjustment of $183 million was recorded as of the acquisition date for off-market terms, primarily as a result of the duration of the lease term, which reduced the right-of-use assets related to leases under the Master Lease Agreements.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements
Leases

($ in millions)	Classification	January 30, 2021
Assets
Operating	Operating lease assets	$1,667
Financing	Financing lease assets	39
Total lease assets		$1,706
Liabilities
Current:
Operating	Current operating lease liabilities	$56
Finance	Current portion of finance leases and note payable	–
Noncurrent
Operating	Noncurrent operating lease liabilities	1,803
Finance	Noncurrent financing lease liabilities	40
Total lease liabilities		$1,899

Lease Cost

($ in millions)	Classification	2020
Operating lease cost	Selling, general and administrative expense	$47
Variable lease cost	Selling, general and administrative expense	10
Finance lease cost:
Amortization of lease assets	Depreciation and amortization	1
Interest on lease liabilities	Net interest expense	1
Rental income	Real estate and other, net	–
Net lease cost		$59

As of January 30, 2021, future lease payments were as follows:

($ in millions)	Operating Leases	Finance Leases	Total
2021	$223	$4	$227
2022	271	5	276
2023	276	6	282
2024	252	6	258
2025	252	6	258
Thereafter	3,326	94	3,420
Total lease payments	4,600	121	4,721
Less: amounts representing interest	(2,745)	(81)	(2,826)
Present value of lease liabilities	$1,859	$40	$1,899

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements
Lease term and discount rate are as follows:

($ in millions)	January 30, 2021
Weighted-average remaining lease term (years)
Operating leases	18
Finance leases	20
Weighted-average discount rate
Operating leases	11%
Finance leases	11%

Other information:
($ in millions)	2020
Cash paid for amounts included in the measurement of these liabilities
Operating cash flows from operating leases	41
Operating cash flows from finance leases	1
Financing cash flows from finance leases	1

16.	Defined Contribution Plans

The Company offers two defined contribution plans: Savings, Profit-Sharing and Stock Ownership Plan (Savings Plan) and Safe Harbor 401(k) Plan (Safe Harbor Plan). The plans were assumed from JCPenney and employees continue to participate in the plans based on their eligibility as of December 31, 2020 under the prior JCPenney plans. Employees hired or rehired by the Company or a participating employer on or after January 1, 2021 will be eligible to participate in the Safe Harbor Plan. The Company is evaluating the opportunity to combine the plans in the future.

Savings Plan participants are eligible to receive a fixed matching contribution each pay period equal to 50% of up to 6% of pay contributed by the employee. Matching contributions are credited to employees’ accounts in accordance with their investment elections.

In the Safe Harbor Plan, participants age 21 or older become eligible for the Company matching contributions after completing 1,000 hours of service in an eligibility period. The Company matching contributions under the Safe Harbor Plan are equal to 100% of up to 5% of pay contributed by the employee. Matching contributions are credited to employees' accounts in accordance with their investment elections and fully vest immediately.

The expense for these plans, included in SG&A expenses in the Consolidated Statements of Operations, was $5 million in 2020.

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Penney Intermediate Holdings LLC
Notes to the Consolidated Financial Statements

17.	Supplemental Cash Flow Information

($ in millions)
Supplemental cash flow information	2020
Interest received/(paid), net	$(5)

18.	Litigation and Other Contingencies

We are subject to various legal and governmental proceedings involving routine litigation incidental to our business. While no assurance can be given as to the ultimate outcome of these matters, we currently believe that the final resolution of these actions, individually or in the aggregate, will not have a material adverse effect on our results of operations, financial position, liquidity or capital resources.

19.	Subsequent Events

The Company has evaluated subsequent events through June 1, 2021, the date the financial statements were issued.

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Contact Us For additional information, please contact: Investor Relations at (310) 526-1707	Distribution Date: Record Date: Determination Date:	06/10/2021 06/09/2021 05/31/2021
Penney Intermediate Holdings LLC
Narrative Report
For the Period of December 7, 2020 – January 30, 2021
Summary Results of Operations

($ in millions)	Actual	Plan	B/(W)
Total net sales	$1,211	$1,383	$(172)
Credit income and other	59	35	24
Total revenues	1,270	1,418	(148)
Cost and expenses/(income):
Cost of goods sold	853	985	132
Selling, general and administrative	331	404	73
Depreciation and amortization	31	54	23
Real estate and other, net	(1)	(12)	(11)
Restructuring, acquisition and transition	34	4	(30)
Total costs and expenses	1,248	1,435	187
Operating income/(loss)	22	(17)	39
Net interest expense	(15)	(9)	(6)
Other components of net periodic pension income	–	16	(16)
Bargain purchase gain	1,294	–	1,294
Income/(loss) before income taxes	1,301	(10)	1,311
Income tax expense	2	–	2
Net income/(loss)	$1,299	$(10)	$1,309

Sales were $1.21 billion or $172 million unfavorable to plan due to the pandemic continuing to impact store traffic. Credit revenue exceeded plan due to higher gain share.

COGS as a percent of total net sales were 70% or slightly better than plan. Selling, general and administrative expense was $331 million or 27% as a rate of net sales vs plan of 29% due to lower store expenses and lower admin expenses due to unfilled open positions. Depreciation and amortization was lower due to impact of purchase price accounting vs historical net book values.

Real estate and other, net consisted of sub-lease income and was unfavorable to plan due to planned gains from asset sales that did not occur. Restructuring, acquisition and transition consisted of various costs specifically related to the acquisition of the JCPenney operating net assets, severance costs, and other related expenses. Acquisition and transition costs were not included in the plan resulting in the unfavorable variance to plan. Net interest expense was unfavorable to plan due to additional debt not initially contemplated in the final capital structure. There were no Other components of net periodic pension income because the Company decided to terminate the pension. Bargain purchase gain is the result of the net assets acquired less total consideration paid as explained in more detail in the Notes to the consolidated financials. Income tax expense consisted of accrued taxes for the Puerto Rico entity.

Financial Condition and Liquidity

As of January 30, 2021, the borrowing base under the ABL was $1.1 billion with $1.0 billion net availability due to $0.1 billion in letters of credit. There were no cash advances outstanding. Including cash and cash equivalents of $0.3 billion, the Company had $1.3 billion in total liquidity.

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Penney Intermediate Holdings LLC
Statement of Consolidated Adjusted EBITDA
For the Period of December 7, 2020 – January 30, 2021

($ in millions)
Net Income	$1,299
Plus:
Interest expense	15
Income tax expense	2
Depreciation and amortization	31
Restructuring expenses	5
Acquisition and transition costs	29
Minus:
Bargain purchase gain	(1,294)
Consolidated adjusted EBITDA	$87

Prepared in accordance with the definition of Consolidated Adjusted EBITDA per Section 1.1 of the Credit and Guaranty Agreement dated December 7, 2020. All amounts are taken from the Consolidated Statement of Operations included in the audited Annual Financial Statements of Penney Intermediate Holdings LLC for the period from October 22, 2020 (inception) through January 30, 2021.

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SECTION V
Definitions and Disclaimers

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Monthly Distribution Date Statement

Definitions

The following metrics apply to Quarterly Reporting only:

(A)          “Tenant’s Sales per Square Foot” is not a measure of the Trust’s financial performance and is provided solely for investors’ informational purposes based on the information that the Trust receives from the Tenant.  This measure of operations is derived from sales information reported to the Trust by the Tenant in accordance with the retail master lease and/or distribution center master lease (each, a “Master Lease”), as applicable.  The Trust and the Manager do not have the ability to verify the calculation of this information.  The calculation of this information by the tenant may be different than how similar measures of operations might be calculated by others.  Finally, the Trust is unable to reconcile “Tenant’s Sales per Square Foot” to a comparable GAAP financial measure because no reconciliation is provided for in the applicable Master Lease.  Therefore, investors should be cautious about relying upon “Tenant’s Sales per Square Foot.”

(B)          “Tenant’s Four-Wall EBITDAR” is not a measure of the Trust’s financial performance and is provided solely for investors’ informational purposes based on the information that the Trust receives from the Tenant.  This measure of operations is calculated in accordance with the [Master Lease] and is reported to the Trust by the tenant in accordance therewith.  The Trust and the Manager do not have the ability to verify the calculation of this measure of operations.  In addition, the calculation of “Tenant’s Four-Wall EBITDAR” in accordance with the applicable Master Lease may be different than how similar measures of operating statistic might be calculated by others.  Finally, the Trust is unable to reconcile “Tenant’s Four-Wall EBITDAR” to a comparable GAAP financial measure because no reconciliation is provided for in the applicable Master Lease.  Therefore, investors should be cautious about relying upon “Tenant’s Four-Wall EBITDAR.”

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Monthly Distribution Date Statement

Disclaimer

Forward-Looking Statements: This distribution statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. The forward-looking statements are based on our beliefs as well as on a number of assumptions concerning future events. Readers of these materials are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward- looking statements, which speak only as of the date on which they are made. The most important factors that could prevent us from achieving the stated goals include, but are not limited to: (a) the severity, duration and geographical scope of the COVID-19 pandemic and the effects of the pandemic and measures intended to prevent its spread on our business, results of operations, cash flows and financial condition, including declines in rental revenues and increases in operating costs in the portfolio, deterioration in the financial conditions of the tenants and their ability to satisfy their payment obligations,  increased risk of claims, litigation and regulatory proceedings and the ability of federal, state and local governments to respond to and manage the pandemic effectively; (b) the ability and willingness of the tenants, operators, managers and other third parties to satisfy their obligations under their respective contractual arrangements, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (c) the ability of the tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties; (d) macroeconomic conditions such as a disruption of or a lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations; (e) the nature and extent of future competition, including new construction in the markets in which the our properties are located; (f) the ability of the tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the properties; (g) the ability and willingness of the tenants to renew their leases upon expiration of the leases, the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event the we exercises our right to replace an existing tenant or manager; and (h) the other factors set forth in the our periodic filings with the Securities and Exchange Commission.

Non-GAAP Presentation: Certain of the financial measures presented in this distribution statement are non-GAAP financial measures, other metrics and other information. We believe that non-GAAP financial measures, other metrics and other information provide useful information to investors regarding our financial condition, result of operations and other matters. The non-GAAP financial measures, other metrics and information as presented in this distribution statement may be adjusted in management’s reasonable judgment as appropriate, taking into account a variety of circumstances, facts and conditions. These adjustments may be material and may or may not be specifically identified in footnotes or otherwise. Our measures, metrics and other information (and the methodologies used to derive them) may not be comparable to those used by other companies. The foregoing language applies to (and supersedes if different from) the specific definitions contained herein. Readers are cautioned to refer to our periodic filings furnished to or filed with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are prepared in accordance with GAAP. This distribution statement and the information contained herein should be reviewed in conjunction with such filings.

SEC Reporting: The information in this distribution statement should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated March 5, 2021 and other information filed with, or furnished to, the SEC.  You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.ctltrust.net as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.  We routinely post important information on our website at www.ctltrust.net in the “Investors” section, including financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.”  Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this distribution statement.

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